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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, Amendment No. 1, of our report dated February 9, 2001, on the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ending on December 31, 2000 included in the Company's Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Chicago, Illinois
November 27, 2001